Exhibit (28)(g)(1)(iv)

TWENTIETH AMENDMENT TO THE

EA SERIES TRUST CUSTODY AGREEMENT

This Twentieth Amendment, effective as of the last date on the signature block, to the Custody Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to amend the Agreement to add Strive U. S. Energy ETF to Exhibit A; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

EA SERIES TRUST		U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Sean R. Hegarty	By:	/s/ Jason Hadler

Name:	Sean R. Hegarty	Name:	Jason Hadler

Title:	Assistant Treasurer - EA Series Trust	Title:	SVP

Date:	07/15/2022	Date:	7/15/22

Exhibit B to the

EA Series Trust Custody Agreement

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF
Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF
Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF
Gadsden Dynamic Multi-Asset ETF
Merlyn.AI Bull-Rider Bear-Fighter ETF
Merlyn.AI Tactical Growth and Income ETF
Merlyn.AI SectorSurfer Momentum ETF
UPHOLDINGS Compound Kings ETF

Merlyn.AI Best-of-Breed Core Momentum ETF
Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Clean Energy Crypto Mining & Semiconductor ETF
The Discipline Fund ETF

Generation Z ETF

Guru Favorite Stocks ETF
ROC ETF

Relative Sentiment Tactical Allocation ETF
Argent Mid Cap ETF

AOT Growth and Innovation ETF
Strive U. S. Energy ETF